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                [ORRICK, HERRINGTON & SUTCLIFFE LLP LETTERHEAD]


                                                            EXHIBIT 5.1


                                 November 2, 1998


Transamerica Finance Corporation
600 Montgomery Street
San Francisco, CA  94111

          Re:  Transamerica Finance Corporation
               Registration Statement on Form S-3
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Ladies and Gentlemen:

  At your request, we have examined the Registration Statement on Form S-3 in the form to be filed by Transamerica Finance Corporation (the "Company") with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of the Company's debt securities (the "Debt Securities") consisting of Senior Debt Securities (the "Senior Securities") and/or Subordinated Debt Securities (the "Subordinated Securities") and warrants to purchase Debt Securities (the "Warrants") in an aggregate amount of up to approximately $104,500,000 or the equivalent thereof in one or more foreign currencies or composite currencies. The Senior Securities are to be issued under an Indenture dated as of April 1, 1991 (the "Senior Indenture") between the Company and Harris Trust and Savings Bank, as Trustee. The Subordinated Securities are to be issued under an Indenture dated as of April 1, 1991 (the "Subordinated Indenture"; together with the Senior Indenture, the "Indentures") between the Company and First Interstate Bank of California, formerly First Interstate Bank, Ltd., as Trustee. Harris Trust and Savings Bank and First Interstate Bank of California are collectively referred to herein as the Trustees. The Warrants are to be issued pursuant to a Warrant Agreement (the "Warrant Agreement") in the form filed as an exhibit to the initial Registration Statement (File No. 33-58365) (the "Initial Registration Statement") and is incorporated by reference as an exhibit to the Registration Statement. The Debt Securities and the Warrants are to be issued in the forms filed as exhibits to the Initial Registration Statement and incorporated by reference as exhibits to the Registration Statement. The Debt Securities and the Warrants are to be sold from time to time as set forth in the Registration Statement, the Initial Registration Statement, the Prospectus contained in the Initial Registration Statement (the "Prospectus") and the supplements to the Prospectus (the "Prospectus Supplements").
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  We have examined instruments, documents and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy, and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

  Based on such examination, we are of the opinion that:

  1. When the issuance of Debt Securities has been duly authorized by appropriate corporate action and the Debt Securities have been duly executed, authenticated and delivered in accordance with the related Indenture and sold as described in the Registration Statement, any amendment thereto, the Prospectus and any Prospectus Supplement relating thereto and, in the case of Debt Securities issuable upon exercise of the Warrants, the Warrant Agreement, the Debt Securities will be legal, valid and binding obligations of the Company, entitled to the benefits of such Indenture.

  2. When the issuance of the Warrants has been duly authorized by appropriate corporate action and the Warrants have been duly executed, authenticated and delivered in accordance with the Warrant Agreement and sold as described in the Registration Statement, any amendment thereto, the Prospectus and the Prospectus Supplement relating thereto, the Warrants will be legal, valid and binding obligations of the Company entitled to the benefits of the Warrant Agreement.

  Our opinion that any document is legal, valid and binding is qualified as to:

  (a) limitations imposed by bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other laws relating to or affecting the rights of creditors generally;
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  (b) general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, regardless of whether such enforceability is considered in a proceeding in equity or at law.

  We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in the Registration Statement, the Initial Registration Statement, the Prospectus, the Prospectus Supplement, and in any amendment or supplement thereto. In giving such consent, we do not believe that we are "experts" within the meaning of such term as used in the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

                              Very truly yours,

                              /s/ Orrick, Herrington & Sutcliffe LLP

                              ORRICK, HERRINGTON & SUTCLIFFE LLP